UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
June 21, 2011 (June 16, 2011)
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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 16, 2011, Triad Hunter, LLC (“Triad”), a wholly owned subsidiary of Magnum Hunter Resources Corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Quest Eastern Resource LLC (“QER”) and solely for the limited purposes stated therein, PostRock Energy Corporation, pursuant to which Triad agreed to purchase certain leasehold mineral interests located in Lewis and Braxton Counties, West Virginia (the “Purchased Assets”) for approximately $4.9 million in cash before taking into account applicable adjustments for transfer taxes and amounts held in escrow.  The closing of the acquisition of the Purchased Assets occurred simultaneously with the execution of the Purchase Agreement.

In December 2010, Triad agreed to purchase certain oil and gas properties and leasehold mineral interests and other related assets located in Wetzel and Lewis Counties, West Virginia from QER and PostRock Midcontinent Production, LLC.  The assets were acquired in three phases, with the first two closings occurring on December 30, 2010 and January 14, 2011.  The acquisition of the Purchased Assets represents the third and final phase of these transactions.  Additional information about the first two closings can be found in the Form 8-Ks filed by the Company on January 5, 2011 and January 18, 2011.

The Purchase Agreement provides that the parties will each be liable for 50% of the transfer taxes, if any, incurred as a result of the purchase of the Purchased Assets.  No existing debt of QER was assumed by Triad in connection with the acquisition of the Purchased Assets.  Subject to the indemnification obligations set forth in the Purchase Agreement, Triad will assume certain customary liabilities in connection with the acquisition of the Purchased Assets.  The Purchase Agreement includes customary representations, warranties, covenants and indemnities by the parties.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of June 16, 2011, by and among Triad Hunter, LLC, Quest Eastern Resource LLC and PostRock Energy Corporation*

*	The exhibits and the schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: June 21, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of June 16, 2011, by and among Triad Hunter, LLC, Quest Eastern Resource LLC and PostRock Energy Corporation*

*	The exhibits and the schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.